Exhibit 99.1

    Badger Meter Reports Record Second Quarter Sales and Earnings

    MILWAUKEE--(BUSINESS WIRE)--July 19, 2005--Badger Meter, Inc. (AMEX:BMI) today reported record sales, earnings and earnings per share for the second quarter ended June 30, 2005.
    Net sales for the second quarter of 2005 were $57,432,000, a 7.2% increase from sales of $53,550,000 for the second quarter of 2004. Net earnings increased 39.7% to $4,159,000 or $0.59 per diluted share for the second quarter of 2005, from earnings of $2,977,000 or $0.44 per diluted share for the comparable prior period.
    For the first six months of 2005, net sales were $111,864,000, an 8.4% increase from sales of $103,152,000 for the first half of 2004. Net earnings were $7,715,000 or $1.11 per diluted share for the first half of 2005, a 42.2% increase from earnings of $5,427,000 or $0.80 per diluted share for the same period in the prior year.
    "Our strong second quarter results were fueled by the continued growth in automatic meter reading (AMR) systems, with increased sales of both residential and commercial products for the utility market. Orion(R), our proprietary mobile radio frequency AMR system, has been very successful for us and was a strong contributor to our improved second quarter performance. Industrial sales also modestly increased in the second quarter, driven by higher sales of Research Control(R) valves, Data Industrial(R) impeller flow meters and Magnetoflow(R) meters," said Richard A. Meeusen, chairman, president and CEO of Badger Meter.
    Meeusen noted that Orion recently received yet another award, the 2005 New Product Award from the National Society of Professional Engineers. "Orion's fast growth is a testimony to the success of this innovative technology and the need it meets for water utilities across the country. Orion is quickly establishing itself as the de facto standard in drive-by radio frequency AMR as more utilities convert from manual read systems," he said.
    "The gross margin was up 18.4% over the second quarter of 2004, reflecting higher sales of AMR products, including Orion. We are also making good progress in improving the performance of our operation in France. We continue to see strength in our business, although the first half of the year is traditionally stronger than the second half." added Meeusen.
    "Badger Meter was recently included in the Russell 2000(R) Index contributing to increased activity in our stock. This recognition of our progress is especially meaningful as we celebrate our 100th anniversary," said Meeusen.
    Badger Meter is a leading marketer and manufacturer of flow measurement and control technology, developed both internally and with other companies, as well as the leader in providing digital connectivity to leading AMR technologies. Its products are used to measure and control the flow of liquids in a variety of applications.

    Certain statements contained in this news release, as well as other information provided from time to time by the Company or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. The words "anticipate," "believe," "estimate," "expect," "think," "should" and "objective" or similar expressions are intended to identify forward looking statements. All such forward looking statements are based on the Company's then current views and assumptions and involve risks and uncertainties that include, among other things:

    -- the continued shift in the Company's business from lower cost, local-read meters toward more expensive, value-added automatic meter reading (AMR) systems;

    -- the success or failure of newer Company products, including the Orion(R) radio frequency mobile AMR system, the absolute digital encoder (ADE) and the Galaxy(TM) fixed network AMR system;

    -- changes in competitive pricing and bids in both the domestic and foreign marketplaces, and particularly in continued intense price competition on government bid contracts for lower cost, local read meters;

    --  the actions (or lack thereof) of the Company's competitors;

    -- the Company's relationships with its alliance partners, particularly its alliance partners that provide AMR connectivity solutions;

    -- the general health of the United States and foreign economies, particularly including housing starts in the United States and overall industrial activity;

    -- increases in the cost and/or availability of needed raw materials and parts;

    -- changes in foreign economic conditions, particularly currency fluctuations between the United States dollar and the euro; and

    -- changes in laws and regulations, particularly laws dealing with the use of lead (which can be used in the manufacture of certain meters incorporating brass housings) and Federal Communications Commission rules affecting the use and/or licensing of radio frequencies necessary for AMR products.

    All of these factors are beyond the Company's control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward looking statements. The forward looking statements made in this document are made only as of the date of this document and the Company assumes no obligation, and disclaims any obligation, to update any such forward looking statements to reflect subsequent events or circumstances.

    Badger Meter company news is available 24 hours a day, on-line at: http://www.badgermeter.com.


                          BADGER METER, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                              (Unaudited)

                       Six Months Ended June 30,

                                                2005          2004
                                           ------------- -------------
Net sales                                  $111,864,000  $103,152,000
Gross margin                                $39,061,000   $33,607,000
Earnings before income taxes                $13,210,000    $8,883,000
Provision for income taxes                   $5,495,000    $3,456,000
Net earnings                                 $7,715,000    $5,427,000
Earnings per share:
        Basic                                     $1.15         $0.83
        Diluted                                   $1.11         $0.80
Shares used in computation of:
        Basic                                 6,713,221     6,563,270
        Diluted                               6,963,179     6,748,943


                      Three Months Ended June 30,

                                                2005          2004
                                           ------------- -------------
Net sales                                   $57,432,000   $53,550,000
Gross margin                                $20,099,000   $16,981,000
Earnings before income taxes                 $7,182,000    $4,840,000
Provision for income taxes                   $3,023,000    $1,863,000
Net earnings                                 $4,159,000    $2,977,000
Earnings per share:
        Basic                                     $0.62         $0.46
        Diluted                                   $0.59         $0.44
Shares used in computation of:
        Basic                                 6,724,827     6,577,154
        Diluted                               6,998,332     6,790,330


                          BADGER METER, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEETS



                    Assets                    June 30     December 31
                    ------                      2005         2004
                                           ------------- -------------
                                             (Unaudited)
Cash                                         $2,143,000    $2,834,000
Receivables                                  34,579,000    26,879,000
Inventories                                  34,446,000    35,646,000
Other current assets                          6,724,000     6,023,000

                                           ------------- -------------
   Total current assets                      77,892,000    71,382,000

Net property, plant and equipment            39,963,000    42,016,000
Prepaid pension                              16,508,000    17,290,000
Other long-term assets                        5,360,000     5,169,000
Goodwill                                      6,667,000     7,104,000

                                           ------------- -------------
   Total assets                            $146,390,000  $142,961,000
                                           ============= =============



         Liabilities and Shareholders' Equity
         ------------------------------------


Short-term debt and current portion
 long-term debt                             $14,232,000   $22,887,000
Payables                                     14,362,000    11,395,000
Accrued compensation and employee benefits    5,302,000     6,166,000
Other liabilities                             8,107,000     4,799,000

                                           ------------- -------------
   Total current liabilities                 42,003,000    45,247,000

Deferred income taxes                         7,408,000     7,437,000
Long-term employee benefits                  10,633,000    11,392,000
Long-term debt                               17,855,000    14,819,000
Shareholders' equity                         68,491,000    64,066,000

                                           ------------- -------------
   Total liabilities and shareholders'
    equity                                 $146,390,000  $142,961,000
                                           ============= =============

    CONTACT: Badger Meter, Inc.
             Joan C. Zimmer, 414-371-5702